UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 9, 2024
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of James Reuter as President, Chief Executive Officer and Director
On October 9, First Interstate BancSystem, Inc. (“First Interstate” and the “Company”) announced the appointment of James A. Reuter as the Company’s President and Chief Executive Officer (“CEO”), effective end of day on November 1, 2024 (the “Effective Date”). Mr. Reuter will be succeeding Kevin P. Riley, who, as the Company previously announced on June 14, 2024, will be departing as President and CEO in connection with his successor taking over those positions. The Company also announced that, as of the Effective Date, Mr. Reuter will be appointed as a member of the Company’s board of directors (the “Board”) and Mr. Riley will step down as a member of the Board at that time.
In connection with Mr. Reuter’s appointment as the Company’s President and CEO, the Company and its wholly owned subsidiary First Interstate Bank (the “Bank”) entered into an employment agreement with Mr. Reuter (the “Employment Agreement”). The Employment Agreement has an initial term of sixty (60) months and, after the initial term, the term of the Employment Agreement will automatically be extended for an additional one year term and on each subsequent anniversary thereafter, so that the remaining term will be one year, unless a notice is provided by either party to the other party at least 90 days prior to the then term ending that the agreement will not renew or is otherwise terminated under the agreement. The term of the employment agreement extends for an additional twenty-four (24) month period automatically following a Change in Control transaction as defined in the Company’s 2023 Equity Incentive Plan.
Under the Employment Agreement, the annual base salary for Mr. Reuter will be one million dollars ($1,000,000). Base salary will be reviewed at least annually to determine whether an increase is appropriate. The Employment Agreement also provides that the Company will grant Mr. Reuter a long-term incentive award with an aggregate grant date value of two million dollars ($2,000,000) (the “Sign-on Grant”), forty percent (40%) of which will be granted in the form of time-based restricted stock units that vest on the fifth (5th) anniversary of the date that Mr. Reuter starts employment with the Company and sixty percent (60%) of which will be granted as performance-based restricted stock units with a five-year performance period (January 1, 2025 through December 31, 2029) that vest based on the achievement of performance goals relating to total shareholder return and the Company’s core return on average equity (collectively, the “Sign-On Grant”).
Under the Employment Agreement, if the Company or the Bank terminates Mr. Reuter’s employment for “cause,” as such term is defined in the Employment Agreement, Mr. Reuter will not receive any compensation or benefits after the termination date. If the Company or the Bank terminates Mr. Reuter’s employment without cause or if Mr. Reuter terminates employment for “good reason,” as such term is defined in the Employment Agreement, the Company or the Bank will pay Mr. Reuter an amount equal to two times Mr. Reuter’s base salary plus two times the average of the annual incentive compensation paid to Mr. Reuter during each of the three years immediately prior to the year in which the termination of employment occurs, with such severance amount payable over twelve (12) months. In addition, a pro rata portion of the Sign-On Grant (with such proration to be based on a three-year service period) will vest or be eligible to vest (for performance-based restricted stock units) upon such a termination of employment, with the performance-based restricted stock units vesting based on actual performance measured against the applicable performance metrics. The Bank will also provide Mr. Reuter with continued benefits coverage for up to twenty-four (24) months.
If Mr. Reuter’s employment is terminated by the Company or the Bank without cause or if Mr. Reuter voluntarily terminates employment during the term of the Employment Agreement for good reason within six months preceding or within eighteen (18) months following a change in control, Mr. Reuter will receive an amount equal to the sum of two and a half (2.5) times Mr. Reuter’s base salary, plus two and a half (2.5) times the annual cash incentive at “target” (as defined in the annual cash incentive plan) in effect for Mr. Reuter in the year in which the change in control occurs, plus a pro-rata portion of Mr. Reuter’s target bonus for the calendar year during which the termination of employment occurs, with such severance amount payable over eighteen (18) months. In addition, upon a termination of employment described in this paragraph, the Sign-On Grant will vest in full, with the performance restricted stock unit vesting based on target performance and the Bank will provide Mr. Reuter with continued benefits coverage for up to twenty-four (24) months.
If the severance benefits would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in Mr. Reuter receiving the greatest after-tax payment. In case of the latter, Mr. Reuter would be liable for any excise tax owed.
Mr. Reuter’s Employment Agreement also contains eighteen (18) month non-competition and non-solicitation restrictions following termination of Mr. Reuter’s employment (with such restrictions to extend to twenty-four (24) months if the termination of employment occurs within six (6) months preceding or within eighteen (18) months following a change in control).

The foregoing description of the Employment Agreement does not purport to be complete and it is qualified in its entirety by reference to the copy of the Employment Agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.
Prior to his appointment, Mr. Reuter, aged 60, served as the President and Chief Executive Officer of FirstBank Holding Company of Colorado, Inc. (“FirstBank”) from 2017 until his retirement in March of 2024. Prior to that he served in various other roles at FirstBank of increasing responsibility from 1987 through 2017, with Mr. Reuter serving as President and Chief Operating Officer of FirstBank from 1999 through 2017 before being appointed as Chief Executive Officer of FirstBank in 2017. Mr. Reuter holds a Bachelor’s degree in finance and music from Luther College.
Mr. Reuter was not appointed pursuant to any arrangement or understanding with any person, and Mr. Reuter does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Reuter nor any of his immediate family has been a party to any transactions with the Company during the Company's last two fiscal years, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.
Amendment to Transition and Separation Agreement and General Release with Kevin Riley
The terms of the Transition and Separation Agreement and General Release (the “Transition Agreement”) with Kevin Riley, the Company’s President and Chief Executive Officer, that were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2024 have been amended to provide that Mr. Riley will cease to serve as President and Chief Executive Officer until end of day on November 1, 2024, but will continue to be employed by the Company as a Special Advisor to the Chair of the Board through January 1, 2025. The terms and conditions of the Transition Agreement will otherwise remain substantially the same.
Item 7.01 Regulation FD Disclosure.
On October 9, 2024, the Company issued a press release announcing the appointment described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference. Interested persons are encouraged to read the press release because it contains other important information not summarized in this Current Report. Neither the information included or incorporated by reference under this Item 7.01, nor the Press Re lease furnished herewith, shall be deemed to be “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement by and among James Reuter, First Interstate BancSystem Inc. and First Interstate Bank, dated as of October 9, 2024.
99.1	Press Release dated October 9, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2024

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer